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            CONFIDENTIAL TREATMENT REQUESTED BY CELL GENESYS, INC.

                                                                   Exhibit 10.37


           AGREEMENT TO TERMINATE XENOTECH DIVISION RESEARCH AGREEMENT


         THIS AGREEMENT TO TERMINATE THE XENOTECH DIVISION RESEARCH AGREEMENT (the "Agreement") effective as of June 28, 1996 (the "Effective Date") is made by and among Xenotech, L.P., a California limited partnership ("XT"), Cell Genesys, Inc., a Delaware corporation ("CGI"), and JT Immunotech USA Inc., a New York corporation ("JT").

                                    RECITALS

         A. XT, CGI and JT entered into that certain Xenotech Division Research Agreement effective as of January 1, 1994, as amended (the "Xenotech Division Research Agreement.)"

         B. The parties now wish to terminate the Xenotech Division Research Agreement, subject to certain terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and among the parties as follows:

1.       DEFINITIONS

         1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any one of CGI, JT or XT. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, XT shall not be an Affiliate of CGI or JT under this Agreement and XT shall not be considered controlled by CG or JT for purposes of determining Affiliates of CGI or JT.

         1.2 "Collaboration Agreement" shall mean that certain Collaboration Agreement entered into by CGI, JT and XT on June 12, 1991, as amended.

         1.3 "Termination Date" shall have the meaning set forth in Section 2.1 below.

         1.4 "[*]Mice, [*]Mice and [*]Mice" shall each have the meaning set forth in Amendment No. 3 to the Collaboration Agreement dated as of July 1, 1995.

         1.5  "Xenotech Division" shall have the meaning set forth in Section
2.1 of the Xenotech Division Research Agreement.



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2.       TERMINATION OF XENOTECH DIVISION RESEARCH AGREEMENT

         2.1 The Xenotech Division Research Agreement will be terminated upon the earlier of (a) the date agreed to by the parties pursuant to Article 3 below or (b) December 31, 1996, (such date being the "Termination Date"); provided, however, that Article 14 thereof shall be terminated as of the Effective Date.

         2.2 (i) On or before October 31, 1996, XT will pay compensation to CGI as follows:

                   (a) If the Xenotech Division Research Agreement is to be terminated before December 31, 1996, pursuant to the determination set forth in
Article 3, XT will pay [ * ] to CGI in full consideration for the for the expenses related to the elimination of the Xenotech Division; or

                   (b) If the Xenotech Division Research Agreement is to be terminated on December 31, 1996, XT will pay [ * ] to CGI in full consideration for the expenses related to the elimination of the Xenotech
Division.

              (ii) XT and JT acknowledge that such compensation is being paid to CGI pursuant to Section 2.5.3 of the Xenotech Division Research Agreement. CGI acknowledges that payment of such compensation shall fully satisfy XT's and JT's obligations under Section 2.5.3 and, to the extent of any claim resulting from the termination of the Xenotech Division, Section 11.1 of the Xenotech Division Research Agreement.

         2.3 The U.S. patent applications [ * ] owned by XT, including those created pursuant to the Xenotech Division Research Agreement, as of the Effective Date are listed on Schedule 1 attached hereto. Within 30 days following the Termination Date, CGI, JT and XT shall meet to amend Schedule 1 to include all such patent applications [ * ] as of the Termination Date.


         2.4 Notwithstanding Section 12.5 of the Xenotech Division Research Agreement, the parties agree that only the following provisions of the Xenotech Division Research Agreement shall survive its termination: Article 7, Article 9,
Article 10, Article 11, Article 13, and Article 15.

3.       TERMINATION OF PROJECT

         3.1 CGI and JT will negotiate in good faith to determine whether [ * ] and make such determination no later than September 30, 1996. If both such parties agree that [ * ] the parties shall also agree no later than September 30, 1996, upon a termination date for the Xenotech Division Research Agreement no later than December 31, 1996.



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         3.2 In the event a dispute arises as to whether [ * ] are [ * ] the issue shall be resolved by binding arbitration by one arbitrator reasonably acceptable to the parties who is experienced in the pharmaceutical industry and in biological research and development. If the parties are unable to agree on an arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the San Francisco office of the American Arbitration Association. The arbitrator shall in a written opinion state [ * ]. The arbitration shall be conducted in English and shall be held in San Francisco, California. Each party shall pay its own costs in connection with such arbitration and share equally the other expenses associated with the arbitration. Any arbitration subject to this Section 3.2 shall be completed within sixty days from the filing of notice of a request for such arbitration.

4.       SERVICES

         CGI agrees to negotiate in good faith the terms whereby, after the termination of the Xenotech Division, CGI will provide services to XT relating to [ * ]. The parties agree to establish a preliminary research plan and budget for such services no later than August 30, 1996 and to execute an agreement for such services no later than the Termination Date. Such budget shall include the proposed workplan activities and tentative headcount requirements. XT shall reimburse CGI for such services at the annual rate of [ * ] for 1996, which rate shall be subject to annual adjustment using the principles set forth in Section
3.3 of the Xenotech Division Research Agreement.

5.       CAPITAL EQUIPMENT

         CGI shall purchase, as of the Termination Date, XT's capital equipment at book value as of such date.

6.       XENOTECH DIVISION EMPLOYEE LOAN

         XT shall assign all existing loans and security agreements with Xenotech Division employees to CGI.

7.       ARBITRATION

         The parties will attempt to resolve any dispute under this Agreement by mutual agreement, and, if required, there shall be a face-to-face meeting between the Chief Executive Officer of CGI and a person of equivalent authority designated by JT. Except as provided by Section 3.2, any dispute under this Agreement which is not settled after such meeting, shall be finally settled by



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    the Commission. Confidential treatment has been requested with respect to
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binding arbitration, conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties to the arbitration. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys, fees. The arbitration shall be held in San Francisco, California, if initiated by XT against CGI or by CGI against XT, or if initiated by JT, and in Tokyo, Japan, if initiated by XT or CGI against JT. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration subject to this Article 7 shall be completed within six months from the filing of notice of a request for such arbitration.

8.       ASSIGNMENT

         Neither this Agreement nor the Xenotech Division Research Agreement, notwithstanding Section 15.8 thereof, shall be assignable by any party hereto without the written consent of the other parties. Notwithstanding the foregoing, any party may assign this Agreement or the Xenotech Division Research Agreement without the consent of any other party, to (a) an Affiliate (provided that such Affiliate is two-thirds or greater owned directly or indirectly), or (b) an entity that acquires substantially all of the assets of the monoclonal antibody business segment of the assigning party.

9.       MISCELLANEOUS

         No provision of this Agreement (including its Schedule 1) may be modified or amended except expressly in writing signed by the parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Agreement shall be governed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.
JT IMMUNOTECH USA INC.                      CELL GENESYS, INC.


By: /s/ Yasushi Shingai
    ------------------------------
        Yasushi Shingai                     By: /s/ R. Scott Greer
        Chairman                                --------------------------------
                                                    R. Scott Greer
                                                    Senior Vice
                                                    President, Corporate
                                                    Development
XENOTECH, INC. (as General
Partner of XENOTECH, L.P.)


By: /s/ Takashi Kamiya
    ------------------------------
        Takashi Kamiya,
        Chairman



By: /s/ Raymond M. Withy
    ------------------------------
        Raymond M. Withy,
        President and
        Chief Executive
        Officer



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                                   Schedule I

                              Patent Applications

                                     [ * ]


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.